UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

May 14, 2009

Wal-Mart Stores, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-06991	71-0415188
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

702 Southwest 8th Street

Bentonville, Arkansas 72716-0215

(Address of Principal Executive Offices) (Zip code)

Registrant’s telephone number, including area code:

(479) 273-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

Wal-Mart Stores, Inc. is furnishing this Current Report on Form 8-K in order to furnish to the Securities and Exchange Commission a press release (the “Press Release”) that we will issue on May 14, 2009. The Press Release will disclose information regarding our results of operations and financial condition for our fiscal quarter ended April 30, 2009 (the “Fiscal 2010 First Quarter”).

The Press Release provides information regarding certain financial measures that may be considered non-GAAP financial measures under the rules of the Securities and Exchange Commission. In the Press Release, we provide net sales for the Fiscal 2010 First Quarter on a constant currency basis (the “Constant Currency Sales”). The financial measure presented in accordance with U.S. GAAP that is most nearly comparable to our Constant Currency Sales is our net sales as reported in our Condensed Consolidated Statement of Income for the three months ended April 30, 2009.

We also provide our comparable store sales for the thirteen-week periods ended May 1, 2009 and May 2, 2008 calculated excluding the fuel sales of our Sam’s Club segment for such periods. The financial measure presented that is most nearly comparable to our comparable store sales for those periods calculated excluding such fuel sales are our comparable store sales calculated including the fuel sales of our Sam’s Club segment.

Our management believes that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations and financial condition as to the periods for which they are presented because: (i) reporting the Constant Currency Sales permits investors to understand what our net sales would have been if currency exchange rates had not fluctuated from period to period and, thus, provides important information for assessing the underlying performance of our business over time; and (ii) reporting our comparable store sales excluding the fuel sales at our Sam’s Club segment permits investors to understand the effect of such fuel sales on our comparable store sales for the periods presented.

The Press Release includes a reconciliation of each such non-GAAP financial measure to the most nearly comparable financial measure that is calculated and presented in accordance with GAAP.

Item 9.01.	Financial Statements and Exhibits.

A copy of the Press Release being furnished pursuant to the foregoing Item 2.02 is included herewith as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 14, 2009

WAL-MART STORES, INC.

By:	/s/ Thomas M. Schoewe
Name:	Thomas M. Schoewe
Title:	Executive Vice President and Chief Financial Officer